Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of September 30, 2005 (this “Amendment”), is entered into by and among GGRC Corp. (as “Seller”), Georgia Gulf Corporation (“Georgia Gulf”), Georgia Gulf Chemicals and Vinyls, LLC (individually and together with Georgia Gulf, the “Servicers,” and the Servicers, together with Seller, the “Seller Parties”), Blue Ridge Asset Funding Corporation, (“Blue Ridge”), Victory Receivables Corporation (“Victory” and as a purchaser, a “Purchaser,” and together with Blue Ridge, the “Purchasers”), Wachovia Bank, National Association (individually and as a purchaser agent for the Blue Ridge Purchaser Group, the “Blue Ridge Purchaser Agent,” and as administrative agent, the “Administrative Agent”) and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (individually and as purchaser agent, the “Victory Purchaser Agent,” and together with the Blue Ridge Purchaser Agent and the Administrative Agent, the “Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

WHEREAS, the Seller Parties, the Purchasers and the Agents have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of November 12, 2004 (as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 23, 2004, and as amended hereby, the “Agreement”);

WHEREAS, the Sellers Parties, the Purchasers and the Agents desire to amend the Agreement in certain respects as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties agree as follows:

SECTION 1.      Amendments.

The Agreement is hereby amended as follows:

(a)           Section 3.1(b) is hereby amended and restated in its entirety as follows:

“(b)         Earned Discount and CP Costs; Other Amounts Due.  (A) (I) on or before 12:00 noon, New York City time on the Business Day before the last day of each Yield Period, each Purchaser Agent shall notify the Servicers of the amount of Earned Discount accrued with respect to any Asset Tranche funded by a Liquidity Funding corresponding to such Yield Period and (II) on or before 12:00 noon (New York City time) five (5) Business Days before each Reporting Date, each Purchaser Agent shall notify the Servicers of the CP Costs accrued during the most recently ended CP Accrual Period with respect to any Asset Tranche funded with Commercial Paper Notes of such Purchaser Group during all or any portion of such CP Accrual Period, (B) the Servicers shall pay to such Purchaser Agent for the benefit of the related

Purchaser the amount of such Earned Discount before 12:00 noon (New York City time) on the last day of such Yield Period and the amount of such CP Costs before 12:00 noon (New York City time) on each Settlement Date, (C) on or before 12:00 noon, New York City time, on the Business Day before each Reporting Date, each Purchaser Agent, on the related Purchaser’s behalf, shall notify the Servicers of all fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month (other than amounts described in clause (c) below), (D) the Servicers shall pay to each Purchaser Agent, for the benefit of the related Purchaser, the amount of such fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Settlement Period) on the Settlement Date for such month, (E) each Purchaser Agent shall notify the Servicers of any Broken Funding Costs incurred by the related Purchaser and (F) the Servicers shall pay to each Purchaser Agent, for the benefit of the related Purchaser, the amount of such Broken Funding Costs on the first Business Day following receipt by the Servicers of notice of such Broken Funding Costs.  Such payments shall be made out of amounts set aside pursuant to Section 1.3 for such payment; provided, however, that to the extent Collections attributable to the Asset Interest during such Settlement Period are not sufficient to make such payment, such payments shall be made out of funds allocated by the Servicers to the Seller (which amounts the Seller hereby agrees to pay to the Servicers), and in the case of Earned Discount, to the extent that funds were not set aside pursuant to Section 1.3 for such payment (because the actual Earned Discount for such month was greater than the estimated Earned Discount used in calculating the Asset Interest during such month), out of funds allocated by the Servicers to the Seller (which amounts the Seller hereby agrees to pay to the Servicers), up to the aggregate amount of Collections applied to Reinvestment under Section 1.3(a) or (b) during such month.

(b)           The last sentence of Section 3.1(c)(ii) is hereby amended and restated in its entirety as follows:

“Such payment shall be made out of amounts set aside pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so set aside, the Seller hereby agrees to pay such amounts to the Servicers to the extent of Collections allocated to Reinvestment under Section 1.3 during the relevant Settlement Period.”

(c)           The last sentence of Section 3.1(c)(v) is hereby amended and restated in its entirety as follows:

“Such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so identified, the Seller hereby agrees to pay such amounts to the Servicer to the extent of Collections allocated to Reinvestment under Section 1.3 during the relevant Interim Reporting Period.”

(d)           Clause (iv) of the definition of “Termination Date” in Appendix A to the Agreement is hereby amended as follows:

“(iv)        September 29, 2006;”

2

(e)           The definition of “Victory CP Costs” in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

“Victory CP Costs:  For each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper issued by Victory on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper issued by Victory for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper of Victory, minus (v) any payment received on such day net of expenses in respect of Victory Broken Funding Costs related to the prepayment of any investment of Victory pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper.  In addition to the foregoing costs, if  Seller shall request any Purchase during any period of time determined by the Victory Purchaser Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Victory in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional Victory CP Costs applicable only to such special pool and charged each day during such period against such principal.  Notwithstanding the foregoing, on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Victory CP Costs for each Asset Tranche funded through the issuance of Commercial Paper Notes by Victory shall equal the greater of (A) the amount determined for such day pursuant to the preceding two sentences, and (B) the interest on the related Purchaser Group Invested Amount associated with such Asset Tranche a rate per annum equal to the Base Rate plus 2% per annum.”

SECTION 2.      Effectiveness and Effect.

This Amendment shall become effective as of the date (the “Effective Date”) on which this Amendment shall have been executed and delivered by a duly authorized officer of each party thereto.

SECTION 3.      Reference to and Effect on the Agreement and the Related Documents.

Upon the effectiveness of this Amendment, (i) each of the Seller Parties hereby reaffirms all representations and warranties made by it in the Agreement (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been restated as of the Effective Date of this Amendment and (ii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

3

SECTION 4.      Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) OTHER THAN SECTION 5-1401 OF THE NEW YOUR GENERAL OBLIGATIONS LAW.

SECTION 5.      Severability.

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.      Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GGRC CORP.

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President

GEORGIA GULF CORPORATION

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President

GEORGIA GULF CHEMICALS AND VINYLS, LLC

By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President

[additional signatures to follow]

[Signature Page to Second Amendment to Amended and Restated Receivables Purchase Agreement]

BLUE RIDGE ASSET FUNDING CORPORATION

BY:	WACHOVIA CAPITAL MARKETS, LLC,
AS ATTORNEY-IN-FACT

By:	/s/ DOUGLAS R. WILSON, SR.
Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ WILLIAM P. RUTKOWSKI
Name:	William P. Rutkowski
Title:	Vice President

[additional signatures to follow]

[Signature Page to Second Amendment to Amended and Restated Receivables Purchase Agreement]

VICTORY RECEIVABLES CORPORATION

By:	/s/ R. DOUGLAS DONALDSON
Name:	R. Douglas Donaldson
Title:	Treasurer

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW
YORK BRANCH

By:	/s/ A. K. REDDY
Name:	A. K. Reddy
Title:	Vice President

[end of signatures]

[Signature Page to Second Amendment to Amended and Restated Receivables Purchase Agreement]